CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 23, 2021 relating to the financial statements and financial highlights, which appears in the Annual Report on Form N-CSR for the year ended December 31, 2020 of AMG GW&K High Income Fund (formerly AMG Managers Global Income Opportunity Fund), one of the funds constituting AMG Funds III. We also consent to the references to us under the headings “Financial Statements”, “Disclosure of Portfolio Holdings”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 12, 2021

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 23, 2021 relating to the financial statements and financial highlights, which appears in the Annual Report on Form N-CSR for the year ended December 31, 2020 of AMG Managers Special Equity Fund and AMG Managers Loomis Sayles Bond Fund, two of the funds constituting AMG Funds III. We also consent to the references to us under the headings “Financial Statements”, “Disclosure of Portfolio Holdings”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 12, 2021